UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 2 to

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2018

RESHAPE LIFESCIENCES INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-33818

Delaware	48-1293684
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1001 Calle Amanecer

San Clemente, CA  92673

(Address of principal executive offices, including zip code)

(949) 429-6680

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On December 18, 2018, ReShape Lifesciences Inc. (the “Company”) filed a current report on Form 8-K relating to its acquisition from Apollo Endosurgery, Inc. (“Apollo”) of substantially all of the assets exclusively related to Apollo’s Lap-Band product line and Apollo’s acquisition from the Company of substantially all of the assets exclusively related to the Company’s ReShape Balloon product line. The Company filed Amendment No. 1 to the Form 8-K on December 21, 2018 to provide certain pro forma financial information giving effect to the Company’s sale of the assets of the ReShape Balloon product line as required by Item 9.01(b) of Form 8-K. The purpose of this Amendment No. 2 to the Form 8-K is to provide the financial statements related to Apollo’s Lap-Band product line and to amend the previously filed pro forma financial information as of and for the nine months ended September 30, 2018 to give effect to the Company’s acquisition of the Lap-Band product line.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired

Exhibit 99.1 filed herewith contains the Abbreviated Financial Statements of the LAP-BAND®  Business of ReShape Lifesciences Inc.

(b)	Pro forma financial information.

The unaudited pro forma financial information as of and for the nine months ended September 30, 2018, previously filed by Amendment No. 1 dated December 21, 2018, to give effect to the Company’s sale of the assets of the ReShape Balloon product line,  have been updated to include the effect of the Company’s acquisition of the assets of the Lap-Band product line as required by Item 9.01(b) of Form 8-K and are attached hereto as Exhibit 99.2.

(d) Exhibits

Exhibit No.	Description
23.1	Consent of KPMG LLP, Independent Auditors.
99.1	Abbreviated Financial Statements of the LAP-BAND® Business of ReShape Lifesciences Inc.
99.2	Unaudited pro forma financial information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESHAPE LIFESCIENCES INC.

By:	/s/ Scott P. Youngstrom
Scott P. Youngstrom
Chief Financial Officer

Dated:  March 1, 2019